UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2005

NCI, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-51579	20-3211574
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2005, NCI, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Legg Mason Wood Walker, Incorporated, as representative of the several underwriters named in the Underwriting Agreement (collectively, the “Underwriters”) relating to the initial public offering (the “Offering”) of 5,150,000 shares (the “Shares”) of the Company’s Class A common stock, $0.019 par value per share (the “Class A Common Stock”). The Company has granted to the Underwriters an option to purchase up to an additional 772,500 shares of Class A Common Stock solely for the purpose of covering overallotments. The per share price to the public is $10.50, and the Underwriters have agreed to purchase the Shares from the Company at a price of $9.765 per share, which represents a discount of 7.0% to the offering price. The Underwriting Agreement contains customary representations and warranties, indemnification provisions and closing conditions.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1 and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit	Description
1	Underwriting Agreement, dated October 20, 2005, between the Company and Legg Mason Wood Walker, Incorporated, as representative of the several underwriters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: October 24, 2005	By:	/s/ Judith L. Bjornaas
Judith L. Bjornaas
Senior Vice President, and Chief Financial Officer